 EX‑35.9

(logo) WELLS FARGO	Corporate Trust Services MAC R1204-010 9062 Old Annapolis Road Columbia, MD 21045 Tel: 410 884 2000 Fax: 410 715 2380

Deutsche Mortgage & Asset Receiving Corporation

60 Wall Street,

New York, NY 10005

RE:  Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator and Paying Agent for the Loews Miami Beach Hotel Loan Combination (in such capacities, “Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2014 (the “reporting period”):

(a)      A review of Wells Fargo’s activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the “Servicing Agreement(s)”) has been made under my supervision; and

(b)     To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

March 18, 2015

\s\ Brian Smith

Brian Smith

Vice President

\s\ Dave Ward

David J. Ward

Senior Vice President

To:  Deutsche Mortgage & Asset Receiving Corporation

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of September 1, 2014, by and among DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, RIALTO CAPITAL ADVISORS, LLC, as Special Servicer, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator, Paying Agent and Custodian, and SITUS HOLDINGS, LLC, as Operating Advisor  relating for  COMM 2014-UBS5 Commercial Mortgage Pass-Through Certificates, relating to the Loews Miami Beach Hotel Loan Combination, a  Pari passu portion of which is included in the Series COMM 2014-CCRE21 Commercial Mortgage Pass-Through Certificates transaction.

To:  Deutsche Mortgage & Asset Receiving Corporation

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable